UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2020

LEADER HILL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-223712	37-1867536
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 0701, Unit 2, Building 11, Shui’an Xindu, Coastal Industrial Base, Yingkou City, Liaoning Province, 115000, China	115000
(Address of principal executive offices)	(Zip Code)

+86 0417 3329188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On December 17, 2020, as a result of a private transactions, 4,000,000 shares of common stock, $0.001 par value per share (the “Shares”) of Leader Hill Corporation, a Nevada corporation (the “Company”), were transferred from Chia Yee Seah to certain purchasers (collectively, the “Purchasers”). As a result, the Purchasers became the holders of approximately 82.9% of the issued and outstanding share capital of the Company and our new CEO, Mr. Liu Muzhen held 2,700,000 common shares or 55.95% shareholding of the Company. The consideration paid for the Shares was $287,000. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Chia Yee Seah released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, the existing director and officer resigned immediately. Accordingly, Chia Yee Seah, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Liu Muzhen consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Liu Muzhen (“Mr. Liu”), age 33, is currently studying a Master of Business Administration in the University of New Buckingham, while his bachelor’s degree was obtained in Capital Normal University, with major in software engineering.

From August 2012 to December 2016, Mr. Liu was a general manager of Shanghai Guangya Network Technology Company Limited (“Guangya”). Guangya had two major business steams, first one was business of network technology research and development, with its in-house Software-as-a-service as solution to its clients. The second one was sales and distribution of electronic appliances, communication tools and Audio-visual equipment. Mr. Liu was responsible to be the oversight of the whole company, business development, reporting of financial result to shareholders.

From January 2017 to the present, Mr. Liu has been a general manager of Big Player (Shenzhen) Media Company Limited (“Big Player”). Big Player is engaging in not only cultural campaign planning, corporate branding, and advertisement, but also website, online game and application development. Mr. Liu is responsible for the online game and application development, strategic development of the Company and review of the strategy implementation.

Liu Muzhen has been appointed as a Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Chairman of Board of Directors of the Company since December 17, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated December 17, 2020, by and between Chia Yee Seah and certain purchasers named therein.
99.2	DIRECTORS RESOLUTIONS, dated December 17, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2020

Leader Hill Corp.

/s/ Chia Yee Seah
By:	Chia Yee Seah
Title:	President

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EXHIBIT INDEX

Exhibit No.

99.1	STOCK PURCHASE AGREEMENT, dated December 17, 2020, by and between Chia Yee Seah and certain purchasers named therein.
99.2	DIRECTORS RESOLUTIONS, dated December 17, 2020.

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